ording Requested By and When Recorded Mail To:
Lawyers Title Insurance Corporation
National Division
One California Street, Suite 1900
San Francisco, CA  94111
Attn:  Jean Pearson




           (Space Above This Line For Recorder's Use)


                          GROUND LEASE


                             between


                       GOTTSCHALKS, INC.,

                         Ground Lessor,



                               and



       MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA,
                    a California corporation,
               not in its individual capacity but
                        as Owner Trustee
           under and pursuant to the Trust Agreement,
        dated as of December 1, 1988, between such party

                               and

        General Foods Credit Investors No. 2 Corporation,
          a Delaware corporation, as Owner Participant,
                          Ground Lessee

                   Dated as of August 17, 1989





    Distribution Center in Madera (Madera County), California

                        TABLE OF CONTENTS
ARTICLE I DEFINITIONS.......................................  1
ARTICLE II LEASE OF PREMISES AND APPURTENANT RIGHTS.........  1
     SECTION 2.01 Demised Premises..........................  1
     SECTION 2.02 Appurtenant Rights........................  1

ARTICLE III POSSESSION AND QUIET ENJOYMENT..................  2
ARTICLE IV TITLE............................................  2
ARTICLE V SEVERANCE AGREEMENT...............................  2
ARTICLE VI UNDERTAKINGS OF GROUND LESSOR....................  3
ARTICLE VII LIENS...........................................  3
ARTICLE VIII TAXES..........................................  4
     SECTION 8.01.  Taxes...................................  4
     SECTION 8.02.  Apportionment...........................  4

ARTICLE IX APPLICABLE LAW...................................  4
ARTICLE X CONTESTS..........................................  5
ARTICLE XI INSURANCE........................................  5
ARTICLE XII RENT............................................  6
ARTICLE XIII GROUND LEASE EVENTS OF DEFAULT.................  6
     SECTION 13.01.  Ground Lease Events of Default.........  6
     SECTION 13.02.  Action Upon a Ground Lease Event of
                     Default................................  7

ARTICLE XIV REMOVAL OF MADERA FACILITY......................  7
ARTICLE XV POSSESSION UPON TERMINATION......................  8
ARTICLE XVI INDEMNITY.......................................  8
ARTICLE XVII TERM...........................................  9
ARTICLE XVIII NONTERMINATION................................  9
ARTICLE XIX LOSS; CONDEMNATION.............................. 10

ARTICLE XX MISCELLANEOUS.................................... 11

     SECTION 20.01.  Interpretation......................... 11
     SECTION 20.02.  Further Assurances..................... 11
     SECTION 20.03.  Counterparts; Uniform Commercial Code.. 11
     SECTION 20.04.  Binding Effect; Successors and Assigns. 11
     SECTION 20.05.  Regarding the Ground Lessee............ 12
     SECTION 20.06.  Notices................................ 12
     SECTION 20.07.  Severability........................... 12
     SECTION 20.08.  No Oral Modification or Continuing
                     Waivers................................ 12
     SECTION 20.09.  Headings............................... 13
     SECTION 20.10.  Governing Law.......................... 13
     SECTION 20.11.  Time of the Essence.................... 13
     SECTION 20.12.  Completeness and Modification.......... 13
     SECTION 20.13.  Harmonization With Lease............... 13
     SECTION 20.14.  Provisions are Covenants and
                     Conditions............................. 13
     SECTION 20.15.  Attorneys' Fees........................ 13

                          GROUND LEASE

     GROUND LEASE dated as of August 17, 1989, between
GOTTSCHALKS, INC., a Delaware corporation (the "Ground Lessor"), and MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA, a California corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Ground
Lessee").

     In consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                            ARTICLE I

                           DEFINITIONS

     Unless the context requires otherwise, capitalized terms used but not defined herein are used as defined in Appendix A to the Participation Agreement dated as of the date hereof among the Ground Lessor, the Ground Lessee and General Foods Credit Investors No. 2 Corporation, a Delaware corporation, as Owner Participant. References to articles and sections are to articles and sections in this Ground Lease unless otherwise indicated.

                           ARTICLE II

            LEASE OF PREMISES AND APPURTENANT RIGHTS

     SECTION 2.01 Demised Premises. Ground Lessor hereby leases to Ground Lessee and Ground Lessee hereby leases from Ground Lessor, that certain piece or parcel of land (hereinafter called the "Site") located in the Town of Madera, County of Madera, California, as more particularly described on the attached Exhibit A, together with (a) all buildings, structures and improvements located on the Site except any such improvements which constitute a portion of the Madera Facility, and (b) the Appurtenant Rights (as hereinafter defined).

     SECTION 2.02 Appurtenant Rights. "Appurtenant Rights" shall mean all right, privileges and easements appurtenant to and for the benefit of the Site, whether presently existing or hereafter acquired, including, without limitation: (a) the easement over adjacent property of Ground Lessor for ingress and egress; parking; truck dock, staging and maneuvering area; drainage; trash collection and fire hydrants and access thereto created by that certain Parcel Map 89P05 (the "Map") filed for record in the Office of the Madera County Recorder on July 31, 1989, in Book 35 of Parcel Maps at Page 46; (b) an easement over the portions of Parcel A described in Exhibit B attached hereto and any other portion of Parcel A upon which the Madera Facility may be located for the support of such portions of the Madera Facility as may be located on Parcel A; and (c) an easement over such portions of Parcel A of the Map as may be necessary for (i) access, ingress and egress for the installation, operation, flow, passage, use, maintenance, repair, replacement and restoration of utility lines including any system for storm drain, sanitary sewer, water, natural gas, electrical power, fire protection, water, or telephone; (ii) any encroachment of the Madera Facility; and
(iii) the use, maintenance, operation, repair, replacement, restoration and removal of the Madera Facility.

                           ARTICLE III

                 POSSESSION AND QUIET ENJOYMENT

     The Ground Lessor represents to the Ground Lessee that it has full right and authority to lease the Site and to grant the Appurtenant Rights and warrants that it will defend and hold harmless the Ground Lessee in its peaceable, quiet and undisputed possession of the Site and the right to use the Appurtenant Rights, free from claims of Persons in possession and third parties claiming rights thereto. The Ground Lessor covenants to and warrants that it will comply with and satisfy all obligations imposed upon it or the Site, the Madera Facility or the Appurtenant Rights by virtue of instruments of record in the Madera County, California, Recorder's Office, at Ground Lessor's sole cost and expense during the term of the Lease, and Ground Lessor will not consent to any termination, amendment or modification of any such instruments without the prior written consent of Ground Lessee.

                           ARTICLE IV

                              TITLE

     The Ground Lessor warrants and represents that it has
(a) good and marketable title to the Site and (b) good title to the Appurtenant Rights, in each case free and clear of all Liens except Permitted Encumbrances. The Ground Lessor further warrants and represents that any Permitted Liens affecting the Site or the Appurtenant Rights that do not constitute Lessor Liens will not materially adversely affect the use of the Madera Facility as contemplated by the Participation Agreement and the other Basic Documents during the Ground Lease Term.

                            ARTICLE V

                       SEVERANCE AGREEMENT

     The Ground Lessee and the Ground Lessor agree that each portion of the Madera Facility is intended to be, and will be treated by such parties as, separately identifiable personal property, severable from any land on which it is located. No determination by any court, agency or other entity that any portion of the Madera Facility is real property rather than personal property will relieve the Ground Lessor of any of its obligations hereunder or under any other of the Basic Documents. The parties acknowledge that the estates of ownership of the Madera Facility and the Site shall not be merged without an express agreement to that effect.

                            ARTICLE VI

                  UNDERTAKINGS OF GROUND LESSOR

     The Ground Lessor covenants, represents and warrants to the Ground Lessee that the leasehold estate created hereby and the Appurtenant Rights, together with the Ground Lessee's ownership of the Madera Facility, are sufficient and will, at all times during the Ground Lease Term, be sufficient to operate a distribution center. If the same shall cease to be so sufficient, the Ground Lessor shall at its expense take such action, including the conveyance of easements and the grant of additional rights in the nature of the Appurtenant Rights, as is reasonable or necessary to provide the Ground Lessee with reasonable means of connecting, operating, maintaining, replacing, renewing and repairing the Madera Facility, including all rights necessary to operate a distribution center. At all times during the Ground Lease Term, the Ground Lessor, at its expense, shall maintain or cause to be maintained the Site and the Appurtenant Rights and keep and maintain or cause to be kept and maintained all structures and equipment referred to in the description of the Appurtenant Rights in good condition and repair and in accordance with Applicable Laws so that they will be available for the operation of the Madera Facility, including the maintenance of utilities and other facilities located on easements or constituting part of the Appurtenant Rights.

                           ARTICLE VII

                              LIENS

     The Ground Lessor shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Madera Facility, title thereto or any interest therein, except Permitted Liens. The Ground Lessor, at its own expense, shall promptly take such action as may be necessary duly to discharge or eliminate or bond in a manner satisfactory to the Ground Lessee any Lien not excepted above if the same shall arise at any time. The Ground Lessor further agrees that it shall pay or cause to be paid on or before the time or times prescribed by law (after giving effect to any applicable grace period) any Taxes imposed on the Ground Lessor (or any affiliated or related group of which the Ground Lessor is a member) or on the Madera Facility or any part thereof under the laws of any jurisdiction that, if unpaid, might result in any Lien prohibited by this Ground Lease.

                          ARTICLE VIII

                              TAXES

     SECTION 8.01.  Taxes.  (a) During the Lease Term, the Ground
Lessor shall pay all taxes pursuant to Article VII of the Participation Agreement.

     (b) After the expiration of the Lease, the Ground Lessee shall pay or cause to be paid, before delinquency, any Taxes assessed, levied, imposed upon or to become due and payable out of or on respect of, the use, ownership, possession, operation, control, maintenance or insurance of the Site or the Appurtenant Rights, but the Ground Lessee shall not be obligated to pay any such Taxes it is contesting under Article X.

     SECTION 8.02. Apportionment. If, after the expiration of the Lease, the Site shall not be separately assessed but shall be assessed as part of a larger tract of land owned by the Ground Lessor, then the Ground Lessor and the Ground Lessee shall apportion any Taxes resulting from such assessment. The Ground Lessee's proportionate share of any such Taxes, if any, shall be determined by multiplying the amount of such Taxes by the fraction, the numerator of which shall be the acreage of the Site and denominator of which shall be the acreage of all the land, covered by such Taxes. Before the calculation of each party's proportionate share of the Taxes, the amount of any such Taxes shall be reduced by the amount of the Taxes attributable to all improvements located on the tract. The Ground Lessor's proportionate share of the Taxes so calculated shall then be increased by the amount of the Taxes allocable to those improvements owned by the Ground Lessor and the Ground Lessee's proportionate share of the Taxes so calculated shall be increased by the amount of taxes allocable to those improvements owned by the Ground Lessee. Prior to or immediately following the Third Closing Date, the Ground Lessor and the Ground Lessee shall have each applied individually (if legally required) or joined in the other's application (if legally required) for separate assessments for the Madera Facility and the Site. Such apportionment shall be mutually agreed upon by the Ground Lessee and the Ground Lessor or, if the Ground Lessee and the Ground Lessor are unable to agree thereon, by the Appraisal Procedure.

                           ARTICLE IX

                         APPLICABLE LAW

     The Ground Lessor covenants and agrees to comply with all Applicable Laws affecting the Site or the Appurtenant Rights during the term of the Lease, at Ground Lessor's sole cost and expense.

                            ARTICLE X

                            CONTESTS

     To the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law, Liens or Taxes relating to the operation or maintenance of the Madera Facility or the Site shall be prosecuted in good faith by the Ground Lessor or the Ground Lessee or (b) compliance with such requirement shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance excusing or exempting the Ground Lessor or the Ground Lessee from such Applicable Law, Liens or Taxes, such contesting party shall not be required to comply with such Applicable Law, Liens or Taxes if but only if such test, challenge, appeal, proceeding or noncompliance shall not involve, in the Ground Lessee's reasonable judgment, (i) any likelihood of foreclosure, sale, forfeiture or loss of, or imposition of any Lien other than a Permitted Lien on or with respect to, the Madera Facility, the Site or impairment of the operation of the Madera Facility,
(ii) extending the ultimate imposition of such Applicable Law, Liens or Taxes beyond the termination of the Lease Term or the relevant Renewal Term of the Lease, whichever is applicable, unless a bond has been posted at least equal to the sum of
(A) any damages and penalties due if such test, challenge, appeal, proceeding or noncompliance is decided adversely to Lessee and (B) all costs of compliance with such Applicable Law, Liens or Taxes, (iii) any material claim or any criminal charges against the Ground Lessor, the Ground Lessee, Owner Participant, the Madera Facility, the Site or the Trust Estate or (iv) the nonpayment of Rent.

                           ARTICLE XI

                            INSURANCE

     During the Lease Term, the Ground Lessor shall maintain or cause to be maintained in full force and effect insurance which complies with the terms of Article IX of the Lease. Following the termination or expiration of the Lease, subject to the next paragraph of this Article, the Ground Lessee shall, without cost to the Ground Lessor, maintain or cause to be maintained in effect with insurers of recognized responsibility, comprehensive general liability insurance policies with respect to the Site and the property located on the Site insuring against death and bodily injury and loss or damage to property of others all in such amounts as the Ground Lessor deems reasonable to protect its interests as lessor of the Site. Any insurance policies maintained in accordance with this Article XI shall name the Ground Lessor as an additional insured party thereunder.

     The unsecured agreement of the Owner Participant to indemnify the Ground Lessor against the risks referred to in the preceding paragraph on substantially the same terms as any such insurance policies shall be sufficient to discharge the Ground Lessee's obligations to maintain or cause to be maintained insurance pursuant to this Article XI at any time the Owner Participant shall have a net worth of at least $50,000,000.

                           ARTICLE XII

                              RENT

     Ground Lessee shall, on the Third Closing Date and on each anniversary thereof during the Lease Term, pay to the Ground Lessor the annual Fair Market Rental Value in advance for the Site for the next year. The Ground Lessee shall pay the Rent by an offset of amounts due to the Ground Lessee from the Ground Lessor under the Lease with respect to the Madera Facility for the corresponding period. Thereafter during the Ground Lease Term, the Ground Lessee shall pay to the Ground Lessor for the leasehold estate created by this Ground Lease a semiannual rent equal to the semiannual Fair Market Rental Value, determined without regard to the existence of the Madera Facility on the Site (but taking into account the Appurtenant Rights) as if the Site was rented by the Ground Lessor to the Ground Lessee on an arm's-length basis; provided, however, that the Ground Lessee shall not have any obligation to pay rent or any other amount hereunder during the period commencing on the last day that the Ground Lessor shall be the Lessee under the Lease and ending on the earlier of the 271st day thereafter and the sale or lease of the Madera Facility to a third party unaffiliated with Owner Participant; provided, further, however, that, if during such period described in the preceding clause the Madera Facility is being operated profitably by the Ground Lessee, then the Ground Lessee shall be obligated to pay such rent and other amounts to the extent of such profits. Such Fair Market Rental Value shall be determined by agreement between the Ground Lessee and the Ground Lessor or, absent such agreement, within 60 days after the expiration of the Lease Term, by the Appraisal Procedure. Such semi-annual rent shall be payable in arrears at the end of each six-month period following the end of the Lease Term and on the last day of the Ground Lease Term (apportioned for the number of days then elapsed since the last prior semiannual payment).

                          ARTICLE XIII

                 GROUND LEASE EVENTS OF DEFAULT

     Section 13.01. Ground Lease Events of Default. After the expiration or termination of the Lease, each of the following events shall be a Ground Lease Event of Default:

          (a) the Ground Lessee shall fail to make any payment of rent as and when due and payable hereunder and such failure shall continue for 10 Business Days after written notice from the Ground Lessor to the Ground Lessee and Owner
     Participant; and

          (b) the Ground Lessee shall fail in any material respect to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue for 30 days after written notice from the Ground Lessor to the Ground Lessee and Owner
     Participant.

     SECTION 13.02. Action Upon a Ground Lease Event of Default. If a Ground Lease Event of Default shall have occurred and be continuing, the Ground Lessor may, by notice to the Ground Lessee, enter upon and take possession of the Site and terminate this Ground Lease. This remedy is cumulative with, and not in lieu of, any other rights and remedies the Ground Lessor may have at law or in equity.

                           ARTICLE XIV

                   REMOVAL OF MADERA FACILITY

     It is understood by the parties hereto that the Madera Facility is the property of, and is owned by, the Ground Lessee. Subject to any Applicable Law, the Ground Lessee shall have the right, but shall be under no obligation, to remove the Madera Facility from the Site within six months after the end of the Ground Lease Term.

     Subject to any Applicable Law, if the Ground Lessee shall request in writing at any time during the Ground Lease Term or in the six-month period thereafter, the Ground Lessor shall, at the option of the Ground Lessee, do any one or more of the following at the end of the Ground Lease Term, at the Ground Lessor's sole cost and expense:

          (a) dismantle the Madera Facility (to the extent that the same is capable of being dismantled) or any such portion of the Madera Facility and prepare the same for shipment by rail or other common carrier as designated by the Ground Lessee,

          (b) deliver the Madera Facility or any such portion of the Madera Facility, as so disassembled and prepared for shipment, to a railhead or other common carrier as designated by the Ground Lessee; and

          (c) raze the remaining undismantled Madera Facility, remove all debris therefrom, grade the Site and restore it in accordance with all Applicable Laws.

The Ground Lessor shall have the option to purchase the Madera Facility during the six month period following the end of the Ground Lease Term for a purchase price equal to the greater of
(i) the Fair Market Sales Value of the Madera Facility as of the end of the Ground Lease Term (taking into consideration the Ground Lessor's dismantlement obligations under this Article XIV) and (ii) $1.00. Such option shall be exercised by written notice to such effect from the Ground Lessor to the Ground Lessee which, to be effective, shall be received by the Ground Lessee prior to the expiration of the six month period following the end of the Ground Lease Term. Fair Market Sales Value of the Madera Facility shall be determined by mutual agreement of the Ground Lessor and the Ground Lessee within 30 days after the receipt by Ground Lessee of the notice from the Ground Lessor pursuant to this Article or, if they shall fail to agree within such 30 day period, by the Appraisal Procedure. The Ground Lessor shall, in addition to the obligations imposed on it under this Article, perform all obligations imposed on it or Ground Lessee, at the Ground Lessor's cost and expense, by any governmental authority or Applicable Law with respect to the Madera Facility and the surrounding area.

                           ARTICLE XV

                   POSSESSION UPON TERMINATION

     The Ground Lessee covenants and agrees that at the end of the Ground Lease Term it will peaceably and quietly yield up and surrender possession of the Site, subject to the Ground Lessee's rights under Article XIV.

                           ARTICLE XVI

                            INDEMNITY

     Except for the matters for which the Ground Lessor agrees to indemnify and hold harmless the Ground Lessee under the Participation Agreement, after the expiration of the Lease Term, unless a Lease Default shall have occurred and be continuing, the Ground Lessee assumes liability for, and agrees to protect, defend, indemnify, save and hold harmless and keep whole the Ground Lessor against any and all Expenses imposed on, incurred by or asserted against the Ground Lessor relating to or arising from (i) any breach or default on the part of the Ground Lessee in the performance of any covenant or obligation on the part of the Ground Lessee to be performed pursuant to the terms of this Ground Lease or (ii) any tortious act or negligence of the Ground Lessee or any of its agents, contractors, servants, employees, invitees, licensees or guests with respect to the Madera Facility or any other property of the Ground Lessee on the Site following the expiration of the Lease Term.

                           ARTICLE XVII

                               TERM

     The term of this Agreement (the "Ground Lease Term") shall commence on the Third Closing Date and shall expire on the first of the following to occur:

          (i) the transfer of the Madera Facility by the Lessor to the Lessee pursuant to Article V, X, XI or XVI of the Lease;

          (ii) the date this Ground Lease terminates pursuant to
     Article XIX;

          (iii) on or after the Lease Termination Date, the expiration of 30 days after the Ground Lessee shall have notified the Ground Lessor of its desire to terminate this Ground Lease and shall have paid the Ground Lessor $1.00;

          (iv) the termination of this Ground Lease as provided in Section 13.02; and

          (v)  The 70th Anniversary of the Third Closing Date.
                          ARTICLE XVIII
                         NONTERMINATION
     Except as provided in Article XVII, this Ground Lease shall not terminate, nor shall any of the Appurtenant Rights of the leasehold estate created pursuant to this Ground Lease be extinguished, lost, conveyed or otherwise impaired, or be merged into or with any other interest or estate in the Site or any other property interest, in whole or in part, by any cause or for any reason whatsoever, including (a) the occurrence or existence of any event or condition referred to in Section 3.03 of the Lease, (b) any damage to or destruction of all or any part of the Madera Facility or the taking of the Madera Facility or any portion thereof by condemnation, requisition, eminent domain or otherwise, (c) any prohibition, limitation or restriction of any party's use of all or any part of the Site, the Madera Facility, the Appurtenant Rights or the interference of such use by any Person or any eviction by paramount title or otherwise, (d) the termination or loss of the Ground Lessee's or the Ground Lessor's interest under the Lease, (e) the assumption by the Ground Lessor of the obligations of the Owner Trustee under any Basic Document,
(f) the coincident ownership by any Person (including the Ground Lessor) of any estate or interest in the Site, the Appurtenant Rights or any other rights granted or conveyed pursuant to this Ground Lease with any other estate or interest, (g) any inadequacy, incorrectness or failure of the description of the Site, the Appurtenant Rights or any property or rights intended to be granted or conveyed by this Ground Lease, (h) any default in the performance or the observance by any party of any of their respective covenants and agreements to be performed and observed by such party under any Basic Document, (i) the insolvency, bankruptcy, reorganization or similar proceedings by or against any party hereto, (j) any nonuse or excessive use of any Appurtenant Rights or (k) any other reason whatsoever, whether similar or dissimilar to any of the foregoing. It is intended and agreed by the parties hereto that the leasehold estate created pursuant to this Ground Lease, including all the other rights granted and conveyed hereunder, shall be separate and independent covenants and agreements of the parties hereto and that, except as provided in Article XVII, no leasehold estate, Appurtenant Right or other right granted or conveyed pursuant to this Ground Lease may be terminated without the express consent of each mortgagee of such leasehold estate, Appurtenant Right or other right granted herein.

                           ARTICLE XIX

                       LOSS; CONDEMNATION

     If an Event of Loss shall occur during the Lease Term, the Ground Lease Term shall terminate at the time the payment in respect to such Event of Loss shall be made pursuant to Section
11.01 of the Lease. If after the Lease Term all or a substantial portion of the Site or the Appurtenant Rights is condemned or transferred in lieu of condemnation and the remainder is not sufficient to permit operation of the Madera Facility on a commercial basis, the Ground Lease Term shall terminate at the time title vests in the condemning authority, and any net proceeds of the condemnation shall be divided between the Ground Lessor and the Ground Lessee in proportion to the Fair Market Sales Value determined, if the parties cannot agree thereon, in accordance with the Appraisal Procedure, of their respective interests in the property condemned. If an insubstantial portion of the Site or the Appurtenant Rights is condemned or transferred in lieu of condemnation at any time, the Ground Lease Term shall not terminate and any net proceeds of the condemnation relating to the Site or the Appurtenant Rights shall be used first to restore the Site or the Appurtenant Rights, with the balance divided between the Ground Lessor and the Ground Lessee in proportion to the Fair Market Sales Value (determined, if the parties cannot agree thereon, in accordance with the Appraisal Procedure) of their interests in the property condemned; provided, however, that in the event of a condemnation that does not result in any diminution of the output or increase in the operating costs of the Madera Facility, all the net proceeds of such condemnation shall be paid to the Ground Lessor. For the purposes of this Article XIX, the net proceeds of a condemnation shall mean the total condemnation proceeds less the costs and expenses incurred in connection with the condemnation (including legal fees).

                           ARTICLE XX

                          MISCELLANEOUS

     SECTION 20.01. Interpretation. It is the intent of the parties that this Ground Lease be construed broadly to enable the Ground Lessee, upon termination of the Lease, to realize the residual value of the Madera Facility by means of the sale, lease or operation of the Madera Facility.

     SECTION 20.02. Further Assurances. The Ground Lessor shall cause the Basic Documents and any amendments and supplements to any of them (together with any other instruments, financing statements, continuation statements, records or papers necessary in connection therewith) to be recorded or filed or rerecorded or refiled in each jurisdiction as and to the extent necessary to, establish, perfect and maintain the Ground Lessee's right, title and interest in and to the Site, the Madera Facility and the Appurtenant Rights, subject to no Liens other than Permitted Liens and all other rights and interests of the Ground Lessee and the Owner Participant created in the Basic Documents. The Ground Lessor will promptly and duly execute and deliver to the Ground Lessee such documents and assurances and take such further action as the Ground Lessee may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Ground Lease, to establish and protect the rights and remedies created or intended to be created in favor of the Ground Lessee, to establish, perfect and maintain Lessor's rights, title and interest in and to the Site, and the Madera Facility and the Appurtenant Rights, including, if requested by the Ground Lessee, at the expense of the Ground Lessor, the recording or filing of counterparts or appropriate memoranda of any Basic Document or other documents with respect hereto as the Ground Lessee may from time to time reasonably request.

     SECTION 20.03. Counterparts; Uniform Commercial Code. This Ground Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Only the counterpart of this Ground Lease marked "Owner Trustee's Copy" and containing the receipt therefor executed by the Owner Trustee on the signature page thereof shall evidence the monetary obligations of parties hereunder and thereunder for purposes of the Uniform Commercial Code. To the extent, if any, that this Ground Lease shall constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Ground Lease may be created by the transfer or possession of any counterpart hereof other than the counterpart marked "Owner Trustee's Copy" and containing the receipt therefor executed by the Owner Trustee on the signature page thereof.

     SECTION 20.04. Binding Effect; Successors and Assigns. The terms and provisions of this Ground Lease and the rights and obligations hereunder of the Ground Lessor, the Ground Lessee and Owner Participant shall be binding upon their respective successors and permitted assigns and inure to the benefit of their respective successors and permitted assigns.

     SECTION 20.05. Regarding the Ground Lessee. The Owner Trustee, as the Ground Lessee, shall have no obligation under this Ground Lease except as expressly provided herein, and the Owner Trustee acts hereunder solely as trustee as provided herein and in the Trust Agreement and not in its individual capacity, except as otherwise expressly provided herein, and in no case whatsoever shall the Owner Trustee in its individual capacity be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Trustee hereunder, as to all of which all interested parties shall look solely to the Trust Estate, except (i) for its own willful misconduct or gross negligence, or
(ii) for the failure of the Owner Trustee in its individual capacity to perform any obligation stated to be an obligation of it in its individual capacity in any Basic Document to which it is a party.

     SECTION 20.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof, any notice, consent, demand, request and other communication required or permitted hereunder shall be in writing and shall become effective when delivered by hand or by any overnight courier which requires a delivery receipt therefore or when received by telex, telecopier or registered first-class mail, postage pre-paid, and addressed to the party receiving the same as specified pursuant to Section
13.01 of the Participation Agreement, or to such other address as such party may designate by notice give in accordance with this Section.

     SECTION 20.07. Severability. Any provision of this Ground Lease which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, each of the Ground Lessee and the Ground Lessor hereby waives the provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     SECTION 20.08. No Oral Modification or Continuing Waivers. No term or provision of this Ground Lease may be changed, waived, discharged or terminated orally, but only an instrument in writing signed by the party or the person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

     SECTION 20.09.  Headings.  The headings of the various
Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 20.10. Governing Law. This Ground Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of California including all matters of construction, validity and performance without regard to conflict of laws provisions of California law.

     SECTION 20.11. Time of the Essence. Time is of the essence with respect to the obligations contained herein.

     SECTION 20.12. Completeness and Modification. The Basic Documents constitute the entire agreement between the parties hereto as to the subject matter hereof and supersede all prior discussions, understandings or agreements between the parties hereto.

     SECTION 20.13. Harmonization With Lease. With respect to any obligation to be performed by the Ground Lessor pursuant to Articles VII, VIII, and XI hereunder, during the Lease Term, and so long as there is no Lease Default, the Ground Lessor will be relieved from any obligation hereunder which is satisfactorily performed by the Lessee pursuant to the Basic Documents.

     SECTION 20.14.  Provisions are Covenants and Conditions.
All provisions of this Ground Lease, whether covenants or conditions on the part of the Ground Lessor or Ground Lessee, shall be deemed to be both covenants and conditions.

     SECTION 20.15. Attorneys' Fees. In the event of any action or proceeding at law or in equity between Ground Lessor and Ground Lessee to enforce any provision of this Ground Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred in connection with such action or proceeding and in any appeal in connection therewith by such prevailing party, whether or not such action, proceeding or appeal is prosecuted to judgment or other final determination, together with all costs of enforcement and/or collection of any judgment or other relief. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings such action against the other party by reason of the other's breach default and obtains substantially the relief sought. Nothing in this Section shall be deemed to limit the Ground Lessee's rights under Article VII of the Lease.

     IN WITNESS WHEREOF, each of the Ground Lessor and the Ground
Lessee have caused this Ground Lease to be duly executed and delivered as of the day and year first above written.

                                   GROUND LESSOR:

                                   GOTTSCHALKS, INC.,
                                     a Delaware corporation





                                   By:__________________________

                                      Its:______________________



                                  GROUND LESSEE:

                                  MANUFACTURERS HANOVER TRUST
                                  COMPANY OF CALIFORNIA,
                                   a California corporation,
                                   as Owner Trustee




                                   By:__________________________

                                      Its:______________________

                            EXHIBIT A

                        LEGAL DESCRIPTION


The land situated in the State of California, County of Madera, described more particularly as follows:

PARCEL B OF PARCEL MAP 89P05 FILED FOR RECORD IN THE OFFICE OF
THE MADERA COUNTY RECORDER ON JULY 31, 1989, IN BOOK 35 OF MAPS,
AT PAGE 46.

                            EXHIBIT B

                          EASEMENT AREA


PARCEL 1

All of that portion of Parcel A of Parcel Map No. 89P05, according to the map thereof recorded in Book 35 of Maps at Page
46, Madera County Records, more particularly described as follows:

Beginning at the Most Southerly corner of Parcel B of said parcel Map No. 89P05; thence N.44 58'01"W., along the Southwesterly line of said Parcel B, a distance of 10.50 feet; thence S.45 01'59"W. a distance of 502.00 feet; thence S.44 58'01"E. a distance of
14.00 feet; thence N.45 01'59"E. a distance of 117.82 feet; thence S.4458'01"E. a distance of 399.00 feet; thence
N.45 01'59"E. a distance of 555.50 feet; thence S.44 58'01"E. a distance of 36.00 feet; thence N.45 01'59"E. a distance of 9.50 feet; thence S.4458'01"E. a distance of 161.87 feet; thence
S.26 10'46"E. a distance of 18.68 feet to a point on the South easterly line of said Parcel A, said point being on a non-tangent curve, concave to the Northwest, whose radius point bears
N.57 18'28"W. a distance of 950.00 feet; thence Northeasterly, along said curve and along said Southeasterly line of Parcel A, through a central angle of 05 34'01", an arc distance of 92.30 feet; thence N.78 52'44"W. a distance of 32.36 feet; thence
N.44 58'01"W. a distance of 110.48 feet; thence N.06 02'11"W. a distance of 23.33 feet; thence N.15 51'25"E. a distance of 154.13 feet, to the beginning of a tangent curve, concave to the West, with a radius of 95.50 feet; thence Northerly, along said curve, through a central angle of 60 49'26", an arc distance of 101.38 feet; thence N.44 58'01"W. a distance of 273.84 feet; thence
N.24 52'29"W. a distance of 177.50 feet; thence N.05 06'48"W. a distance of 149.07 feet; thence N.44 58'01"W. a distance of
986.00 feet; thence S.45 01'59"W. a distance of 250.50 feet; thence S.44 58'01"E. a distance of 1.00 feet to a point on the Northwesterly line of said Parcel B; thence N.45 01'59"E., along said Northwesterly line, a distance of 10.00 feet to the most Northerly corner of said Parcel B; thence S.44 58'01"E., along the Northeasterly line of said Parcel B, a distance of 1260.00 feet to the most Easterly corner thereof; thence S.45 01'59"W., along the Southeasterly line of said Parcel B, a distance of
360.00 feet to the Point of Beginning.

PARCEL 2

All of that portion of Parcel A of Parcel Map No. 89P05, according to the map thereof recorded in Book 35 of Maps at page 46, Madera County Records, more particularly described as follows: Commencing at the most Southerly corner of Parcel B of said Parcel Map No. 89P05; thence N.44 45'01"W., along the Southwesterly line of said Parcel B, a distance of 10.50 feet to the True Point of Beginning of this description; thence
S.45 01'59"W. a distance of 13.50 feet; thence N.44 58'01"W. a distance of 1284.50 feet; thence N.45 01'59"E. a distance of
13.50 feet; thence S.44 58'01"E., along the Southwesterly line of said Parcel B and its Northwesterly prolongation, a distance of 1284.50 feet to the True Point of Beginning.

PARCEL 3

All of that portion of Parcel A of Parcel Map No. 89P05, according to the map thereof recorded in Book 35 of Maps at page
46, Madera County Records, more particularly described as follows:

Commencing at the most Northerly corner of Parcel B of said Parcel Map No. 89P05; thence S.45 01'59"W., along the Northwesterly line of said Parcel B, a distance of 10.00 feet; thence N.44 58'01"W. a distance of 1.00 feet; thence
N.45 01'59"E. a distance of 196.50 feet to the True Point of Beginning of this description: thence N.44 58'01"W. a distance of
34.00 feet; thence S.45 01'59"W. a distance of 1048.50 feet; thence N.44 58'01"W. a distance of 10.00 feet; thence
N.45 01'59"E. a distance of 1058.50 feet; thence S.44"58'01"E. a distance of 44.00 feet; thence S.45"01'59"W. a distance of 10.00 feet to the True Point of Beginning.